SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2003

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c) Exhibits

        99.1         Press Release of Banner Corporation dated April 24, 2003.

Item 9. Regulation FD Disclosure

        On April 24, 2003, Banner Corporation issued its earnings release for the first quarter ended March 31, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

        The information being furnished under this "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition."

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

DATE: April 24, 2003	By: /s/D. Michael Jones
D. Michael Jones
President and Chief Executive Officer

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Exhibit 99.1

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BANNER CORPORATION REPORTS FIRST QUARTER NET INCOME OF $3.4 MILLION;

REVENUES INCREASE 9% TO $24 MILLION

Walla Walla, WA - April 24, 2003 - Banner Corporation (Nasdaq: BANR), the parent company of Banner Bank, today reported net income was $3.4 million, or $0.31 per diluted share, for the first quarter, compared to a loss of $1.6 million, or $(0.14) per diluted share, in the fourth quarter of 2002 and net income of $3.9 million, or $0.34 per diluted share, in the first quarter a year ago.

After a significant loan loss provision in the fourth quarter, we have returned to profitability and we are looking forward to building earnings to more acceptable levels," said D. Michael Jones, President and Chief Executive Officer. "We have worked hard to strengthen the balance sheet, significantly growing customer deposits and adding to our franchise while working to collect amounts owed on problem assets and improve our overall credit culture. While our results are not yet where I would like them to be, we are making progress."

Income Statement Review

Revenues (net interest income before the provision for loan losses plus other operating income) for the first quarter increased 9% to $24.2 million, compared to $22.1 million in the same quarter of 2002, but decreased 3% from $25.1 for the fourth quarter of 2002. Net interest margin was 3.66%, compared to 3.86% in the prior quarter and 3.90% in the same quarter a year ago. "The most recent rate cut by the Federal Reserve has caused asset yields to drop more sharply than deposit costs. This, combined with the Bank's level of non-performing assets, has put downward pressure on our net interest margin," said Jones.

"Mortgage banking operations continued to excel in the current interest rate environment," added Jones. For the quarter, mortgage banking operations, including loan servicing fees, increased 59%, to $2.6 million, compared to $1.6 million in the first quarter of 2002, but declined from the record level of $3.1 million in the fourth quarter of 2002. Other fees and service charges for the first quarter increased $400,000, or 32%, to $1.7 million, compared to $1.2 million for the comparable quarter a year earlier, reflecting growth in deposits and customer activity.

"We continue to dedicate significant resources toward moving problem loans through the system toward resolution," said Jones. "Progress is being made, but it will take time to work through these loans as the borrowers are generally marginal credits operating in a slow economy in the Puget Sound area. Meanwhile, we believe our disproportionate problem loan issue has crested." Non-performing assets were $42.4 million, or 1.76% of total assets at March 31, 2003, compared to $42.2 million, or 1.86% of total assets at December 31, 2002 and $31.5 million, or 1.46% of total assets at March 31, 2002. The loan loss provision for the quarter was $2.3 million, compared to $3.0 million a year ago and $10.0 million in the prior quarter. At March 31, 2003, the allowance for loan losses totaled $25.6 million, representing 1.61% of total loans outstanding, compared to $18.9 million, or 1.18% of total loans outstanding a year earlier.

"Since August, we have opened new Banner Bank branches in Spokane and Pasco, Washington, as well as new loan centers in the Tri-Cities, Spokane and Bellevue, Washington and Lake Oswego, Oregon. These new offices and their experienced banking personnel are bringing in significant deposits and approved loan commitments. As their success continues, we expect their contribution to the bottom line to increase as well," Jones said.

Other operating expenses were $17.1 million for the quarter compared to $18.0 million in the fourth quarter of 2002 and $13.3 million in the first quarter of 2002. Banner's efficiency ratio for the quarter ended March 31, 2003 was 70.41%, a slight improvement from 71.74% in the prior quarter. The efficiency ratio was 60.21% in the first quarter of 2002.

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BANR-First Quarter Results
April 24, 2003

Balance Sheet Review

"We have been restructuring our balance sheet to improve liquidity and rely less on borrowed funds," said Jones. Deposits grew 14%, to $1.6 billion, compared to $1.4 billion at March 31, 2002, while total assets increased 12%, to $2.4 billion at March 31, 2003 from $2.2 billion a year earlier. Stockholders' equity increased to $192.4 million, from $191.9 million a year ago, and book value per share increased to $17.77 at March 31, 2003, from $17.38 per share a year earlier.

"While our overall loan portfolio contracted slightly compared to a year earlier, primarily due to prepayments on one-to-four family mortgages and sales of new originations, agricultural and commercial business loans continued to grow steadily, increasing 22% and 12%, respectively," said Jones. "Business and agricultural loans now represent 25% of the total loan portfolio, compared to 22% a year ago." Banner's loan portfolio was $1.56 billion at March 31, 2003, compared to $1.58 billion at March 31, 2002 and $1.55 billion at December 31, 2002.

Conference Call

The Company will host a conference call today, Thursday, April 24, 2002 at 8:00 a.m. PDT, to discuss the first quarter results. The conference call can be accessed live by telephone at 303-262-2175. To listen to the call online, go to the company's website at www.banrbank.com or to www.companyboardroom.com. Institutional investors may access the call via the subscriber-only site, www.streetevents.com. An archived recording of the call can be accessed by dialing 303-590-3000, passcode 535575, until May 1, 2003 or via the Internet at www.companyboardroom.com through May 7, 2003.

About the Company

Banner Corporation is the parent of Banner Bank, a commercial bank which operates a total of 41 branch offices and eight loan offices in 19 counties in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.banrbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond the Company's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services and Banner's ability to successfully resolve the outstanding credit issues and/or recover check kiting losses. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

(tables follow)

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BANR-First Quarter Results
April 24, 2003

RESULTS OF OPERATIONS		Quarters Ended
(In thousands except share and per share data)	Mar 31, 2003	Dec 31, 2002	Mar 31, 2002

INTEREST INCOME:
Loans receivable	$28,844	$30,492	$31,251
Mortgage-backed securities	3,052	2,526	2,556
Securities and deposits	2,822	2,615	2,211
	34,718	35,633	36,018

INTEREST EXPENSE:
Deposits	8,871	9,455	10,144
Federal Home Loan Bank advances	5,700	5,604	6,468
Trust preferred securities	567	467	- -
Other borrowings	172	226	492
	15,310	15,752	17,104
Net Interest Income Before Provision For Loan Losses	19,408	19,881	18,914

PROVISION FOR LOAN LOSSES	2,250	10,000	3,000
Net Interest Income After Provision For Loan Losses	17,158	9,881	15,914

OTHER OPERATING INCOME:
Loan servicing fees	530	475	344
Other fees and service charges	1,658	1,473	1,258
Mortgage banking operations	2,062	2,674	1,291
Gain (loss) on sale of securities	3	- -	5
Miscellaneous	565	557	320
	18	5,179	3,218

OTHER OPERATING EXPENSE:
Salary and employee benefits	11,211	10,505	8,694
Less capitalized loan origination costs	(1,575)	(1,737)	(1,313)
Occupancy and equipment	2,372	2,259	2,083
Information/computer data services	838	1,069	613
Advertising	866	900	299
Amortization of intangibles	50	63	75
Miscellaneous	3,295	4,920	2,875
	17,057	17,979	13,326
Income ( Loss ) Before Provision For Income Taxes	4,919	(2,919)	5,806
PROVISION FOR (BENEFIT FROM) INCOME TAXES	1,490	(1,362)	1,897
NET INCOME (LOSS)	$3,429	$(1,557)	$3,909
Earnings (Loss) Per Share
Basic	$0.32	$(0.14)	$0.35
Diluted	$0.31	$(0.14)	$0.34
Cumulative Dividend Per Share	$0.15	$0.15	$0.15
Weighted Average Shares Outstanding
Basic	10,786,474	10,892,122	11,033,366
Diluted	11,040,425	11,286,894	11,448,741

Shares repurchased during the period	- -	324,354	40,000

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BANR-First Quarter Results
April 24, 2003

FINANCIAL CONDITION
( In thousands except share and per share data )	Mar 31, 2003	Dec 21, 2002	Mar 31, 2002

ASSETS
Cash and due from banks	$126,396	$132,910	$85,165
Securities available for sale	567,592	421,222	345,682
Securities held to maturity	11,469	13,253	15,022

Federal Home Loan Bank stock	33,378	32,831	31,330

Loans receivable:
Held for sale	47,213	39,366	14,240
Held for portfolio	1,543,325	1,534,100	1,583,121
Allowance for loan losses	(25,551)	(26,539)	(18,899)
	1,564,987	1,546,927	1,578,462
Accrued interest receivable	13,775	13,689	13,485
Real estate held for sale, net	5,183	6,062	2,762
Property and equipment, net	20,629	20,745	18,299
Costs in excess of net assets acquired ( goodwill ), net	36,664	36,714	36,742
Deferred income tax asset, net	1,658	2,786	2,782
Bank owned life insurance	32,260	31,809	20,535
Other assets	3,863	4,224	1,993
	$2,417,854	$2,263,172	$2,152,259
LIABILITIES
Deposits:
Non-interest-bearing	$192,287	$200,500	$199,328
Interest-bearing	1,422,060	1,297,278	1,213,409

	1,614,347	1,497,778	1,412,737
Borrowings:
Advances from Federal Home Loan Bank	511,452	465,743	461,182
Trust preferred securities	40,000	40,000	- -
Other borrowings	41,400	41,202	72,677

	592,852	546,945	533,859

Accrued expenses and other liabilities	14,623	24,700	10,210
Deferred compensation	3,601	3,372	2,826
Income taxes payable	- -	- -	708
	2,225,423	2,072,795	1,960,340
STOCKHOLDERS' EQUITY
Common stock and additional paid in capital	121,119	120,554	126,375
Retained earnings	72,545	70,813	70,276
Accumulated other comprehensive income	3,576	3,488	133
Unearned shares of common stock issued to Employee Stock
Ownership Plan ( ESOP ) trust: at cost	(4,264)	(4,262)	(4,769)
Net carrying value of stock related deferred compensation plans	(545)	(216)	(96)
	192,431	190,377	191,919
	$2,417,854	$2,263,172	$2,152,259
Shares Issued:
Shares outstanding at end of period	11,347,571	11,306,977	11,621,426
Less unearned ESOP shares at end of period	515,707	515,707	577,039
Shares outstanding at end of period excluding unearned ESOP
shares	10,831,864	10,791,270	11,044,387
Book Value Per Share (1)	$17.77	$17.64	$17.38
Tangible Book Value Per Share (1)	$14.38	$14.24	$14.05
Consolidated Tier 1 Leverage Capital Ratio	8.48%	8.77%	7.51%

(1)	Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan ( ESOP ).

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BANR-First Quarter Results
April 24, 2003

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )

LOANS ( including loans held for sale ):	Mar 31, 2003	Dec 31, 2002	Mar 31, 2002

Secured by real estate:
One-to-four family	$323,495	$329,314	$364,611
Consumer secured by one-to-four family	25,004	26,195	23,898

Total one-to-four family	348,499	355,509	388,509
Commercial	384,589	379,099	379,448
Multifamily	68,494	72,333	80,264
Construction and land	347,956	339,516	352,076
Commercial business	301,418	285,231	269,713
Agricultural business	102,737	102,626	84,233
Consumer	36,845	39,152	43,118

Total loans outstanding	$1,590,538	$1,573,466	$1,597,361

NON-PERFORMING ASSETS:	Mar 31, 2003	Dec 31, 2002	Mar 31, 2002

Loans on non-accrual status	$36,834	$34,249	$28,488
Accruing loans greater than 90 days delinquent	290	1,859	222

Total non-performing loans	37,124	36,108	28,710
Real estate owned ( REO ) / Repossessed assets	5,319	6,062	2,762

Total non-performing assets	$42,443	$42,170	$31,472

Total non-performing assets / Total assets	1.76%	1.86%	1.46%

	Quarters Ended
CHANGE IN THE	Mar 31, 2003	Dec 31, 2002	Mar 31, 2002
ALLOWANCE FOR LOAN LOSSES:

Balance at beginning of period	$26,539	$19,150	$17,552

Acquisitions	- -	- -	460
Provision for loan losses	2,250	10,000	3,000

Recoveries	110	208	19
Charge-offs	(3,348)	(2,819)	(2,132)
Net charge-offs	(3,238)	(2,611)	(2,113)

Balance at end of period	$25,551	$26,539	$18,899

Net charge-offs / Average loans outstanding	0.20%	0.16%	0.13%
Allowance for loan losses / Total loans outstanding	1.61%	1.69%	1.18%

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BANR-First Quarter Results
April 24, 2003

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )
( Rates / Ratios annualized )
	Quarters Ended

OPERATING PERFORMANCE:	Mar 31, 2003	Dec 31, 2002	Mar 31, 2002

Average loans	$1,582,231	$1,589,608	$1,607,697
Average securities and deposits	565,400	454,671	356,817
Average non-interest-earning assets	157,412	162,595	134,909

Total Average Assets	$2,305,043	$2,206,874	$2,099,423

Average deposits	$1,506,427	$1,481,623	$1,335,890
Average borrowings	588,517	515,612	556,274
Average non-interest-earning liabilities	17,120	14,582	11,040
Total Average Liabilities	2,112,064	2,011,817	1,903,204
Total average equity	192,979	195,057	196,219
Total Average Liabilities And Equity	$2,305,043	$2,206,874	$2,099,423

Interest rate yield on loans	7.39%	7.61%	7.88%
Interest rate yield on securities and deposits	4.21%	4.49%	5.42%
Interest Rate Yield On Interest-Earning Assets	6.56%	6.92%	7.44%

Interest rate expense on deposits	2.39%	2.53%	3.08%
Interest rate expense on borrowings	4.44%	4.85%	5.07%
Interest Rate Expense On Interest-Bearing Liabilities	2.96%	3.13%	3.67%

Interest rate spread	3.60%	3.79%	3.77%

Net interest margin	3.66%	3.86%	3.90%

Other operating income / Average assets	0.85%	0.93%	0.62%
Other operating expense / Average assets	3.00%	3.23%	2.57%
Efficiency ratio ( other operating expense / revenue )	70.41%	71.74%	60.21%
Return on average assets	0.60%	(0.28%)	0.76%
Return on average equity	7.21%	(3.17%)	8.08%
Average equity / Average assets	8.37%	8.84%	9.35%

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